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                                                                   EXHIBIT 10.21

                          INSTALLMENT PROMISSORY NOTE


$52,000.00                   Austin, Texas                      January 25, 1996


FOR VALUE RECEIVED, the undersigned, Scientific Measurement Systems, Inc., a Texas corporation (the "Maker"), promises to pay to the order of Jenkens & Gilchrist, P.C., a Texas professional corporation ("Payee"), in lawful money of the United States of America, the principal sum of Fifty-Two Thousand Dollars ($52,000.00), together with interest on the principal balance from time to time unpaid at the rate of eight percent (8%) per annum, until maturity, as follows:

                                Place of Payment

All payments will be made at the offices of Jenkens & Gilchrist, a Professional Corporation, 2200 One American Center, 600 Congress Avenue, Austin, Texas 78701 or such other place as the holder hereof may from time to time appoint in writing.

                                    Payments

This note shall be due and payable as follows:

     (a) Principal and interest shall be due and payable in twelve equal installments of principal, the first installment of Four Thousand Three Hundred Thirty-Three and 33/100ths Dollars ($4,333.33) (or more), plus accrued interest, being due and payable on January 31, 1996; and the remaining eleven installments being due and payable on the last day of each successive month thereafter, with all unpaid amounts due hereunder being due and payable no later than December 31, 1996.

     (b) Interest shall be calculated on the unpaid principal to the date of each installment paid and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of the principal.

Upon default by Maker in the payment of any installment due hereunder, Payee may accelerate the maturity of all amounts due hereunder. Any installments that become past due shall bear interest at the lower of (i) eighteen percent (18%) per annum or (ii) the highest lawful rate permitted under applicable law.


                                   Prepayment

This Note may be prepaid in part or full at any time without penalty.
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                    Waiver of Protest and Extension of Time

Each maker, endorser and guarantor or other surety of this Note hereby waives demand, grace, notice, presentment for payment and protest, and further does hereby consent that this Note may be renewed, and the time for payment extended, without notice and without releasing any of the parties.

                              Costs of Collection

The Maker will pay on demand all costs of collection, legal expenses and reasonable attorneys' fees incurred or paid by the Payee in collecting or enforcing this Note.

                                    Interest

Notwithstanding anything contained herein to the contrary, this Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of money exceed the highest lawful rate permissible under applicable law. If, from any circumstances whatsoever, Payee shall ever receive as interest hereunder an amount that would exceed the highest lawful rate applicable to Maker, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest, and if the principal amount of this Note is paid in full, any remaining excess shall forthwith be paid to Maker, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the highest lawful rate permissible under applicable law.

                          Joint and Several Obligation

Should this Note be signed by more than one person, firm, or corporation or combination thereof, all of the obligations herein contained shall be considered joint and several obligations of each signer hereof. In such case, the liability of each such signer shall be absolute, unconditional and without regard to liability of any other party hereto.

                                Time of Essence

Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

                                 Parties Bound

This Note and all the provisions, conditions, promises and covenants hereof shall be binding in accordance with the terms hereof upon Maker, its successors and assigns, provided nothing herein shall permit any assignment of this Note by Maker.

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                            Acknowledgement by Maker

The obligations evidenced by this Note are tendered by Maker in payment of certain legal services previously rendered to the Maker by Payee. In consideration of the acceptance by Payee of this Note in payment of fees that were due and payable upon receipt of invoices therefor, Maker hereby acknowledges that all such services rendered were satisfactory to Maker, and fully, finally, and completely releases Payee, its successors and assigns, and any and all of its directors, officers, partners, employees, agents, and attorneys from any and all demands, claims, damages, actions and/or causes of action that Maker has or might claim to have against any of them, in any way related to such legal services.

                               SCIENTIFIC MEASUREMENT SYSTEMS, INC.


                               By:  ?????
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                               Title: VP - CFO
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